Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-123610) pertaining to the Symmetry Medical Inc. 2004 Employee Stock Purchase Plan,

Registration Statement (Form S-8 No. 333-123609) pertaining to the Symmetry Medical Inc. Amended and Restated 2004 Equity Incentive Plan, the Symmetry Medical Inc. 2003 Stock Option Plan and the Symmetry Medical Inc. 2002 Stock Option Plan, and

Registration Statement (Form S-8 No. 333-123607) pertaining to the Symmetry Medical Inc. 401(k) Plan;

of our reports dated February 17, 2006, with respect to the consolidated financial statements of Symmetry Medical Inc. and Symmetry Medical Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Symmetry Medical Inc., included in this Annual Report (Form 10-K/A) Amendment No. 1 for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Indianapolis, Indiana
April 28, 2006